UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2014
Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315
Registrant’s telephone number, including area code

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Polec Joint Venture Agreement

On June 27, 2014, the Board of Directors of Nano Labs Corp., a Colorado corporation (the “Company”), entered into that certain joint venture collaboration agreement dated June 23, 2014 for a term of twenty years (the "Polec Joint Venture Agreement") with Polec SA de CV ("Polec"), for the manufacture, distribution and marketing of Polec´s technology and products. Polec is a technology based company presently located in Mexico with a strong profile of applied chemistry which has developed a novel technology highly effective as a liquid cement that could be used as soil stabilizer. This is a polymeric water base product able to provide new mechanical high value added properties to practically any soil that could be treated with this product (the "Polec Technology").

The general purpose of the Polec Joint Venture Agreement is to: (i) address international market opportunities for products based on the Polect Technology and provide fulfillment funding to manufacture and/or license the Polec Technology to third parties and market the resulting products; (ii) establish a joint venture corporation (the "JVC") for operational and funding requirements and commitment of the Polec Technology to be provided by Polec whereby the Company will be able to adapt and address market opportunities in the particular territories of the United States and Canada as initial commercialization stage; (iii) have the JVC establish a marketing and sales platform for Polec products and technologies from time to time for the purpose of business development; and (iv) create a corporate entity named Polec USA Technology Corp, a joint venture corporation between Polec and Nano Labs.

In accordance with the terms and provisions of the Polec Joint Venture Agreement, the parties agreed that certain contracts in acceptable form would be entered into as follows: (i) a distributorship contract between Jorge Luis Rodriguez Gallardo ("Gallardo") as owner of all right, title and interest in and to the Polec Technology, and the JVC relating to the distribution of the above referenced products; (ii) technology or patent rights transfer agreement between Gallardo and the JVC for the provision of the Polec Technology rights; (iii) manufacturing contract between exclusive manufacturers and the JVC for the exclusive manufacturing of each product; and (iv) trademark licence contract between Gallardo as trademark owner and the JVC for licensing of the use of the Polec products trademarks.

In further accordance with the terms and provisions of the Polec Joint Venture Agreement, Polec shall be 50% equity owner and Nano Labs shall be 50% equity owner of the JVC. The Company shall be entitled to appoint and maintain in office two directors and Polec shall be entited to appoint and maintain in office two directors. Lastly, the JVC shall reinvest at least during the following two years all dividends and subsequent to this period the JVC shall distribute on an equal basis by way of dividend not less than fifty percent of the audited after tax net profit in relation to each fiscal year.

DB Metals Joint Venture Agreement

On June 27, 2014, the Board of Directors of the Company entered into that certain joint venture agreement dated June 16, 2014 (the "DB Metals Joint Venture Agreement") with DB Metals SA de CV ("DB Metals"), for the manufacture, distribution and marketing of DB Metal's technology and products. DB Metals is a technology based company located in Mexico that has been developing during the last six years a novel technology consisting of a three phase metallurgical process that enables the reduction significantly of time and raw materials required to recycle lead and other non ferrous metals. As a result of 25 years of experience in the metallurgic field, DB Metals has developed this technology with the financial support of the National Council of Science and Technology of Mexico. After obtaining highly satisfactory pilot-test results in the scaling up process financed by the National Council, DB Metals has been able to confirm the benefits of this novel process that enables the reduction of cost, time, fuel consumption, waste and environmental impact of recycling lead scrap, and that could be applied to recuperate, smelt and refine other non ferrous metals (the "DB Metals Technological Process"). The Company and DB Metals desire to create a a joint venture for the purpose of developing, exploiting and marketing the DB Metals Technological Process addressing related market needs.

The general purpose of the DB Metals Joint Venture Agreement is to: (i) address market opportunities for metallurgic processes based on the DB Metals Technological Process and provide fulfillment funding to operate and/or to license the DB Metals Technological Process to third parties and to market the metal products addressing business opportunities; (ii) Transform DB Metals in a joint venture for operational and funding requirements and commitment of the corresponding DB Metals Technological Process whereby the Company will be able to address market opportunities; and (iii) have the Company establish a marketing and sales platform for DB Metals´s products and the DB Metals Technological Process from time to time for the purpose of business development.

In further accordance with the terms and provisions of the DB Metals Joint Venture Agreement, prior to June 30, 2014, the Company shall provide financial resources to DB Metals in Mexico in the necessary amount as specified to commence operations (the "Funding"). Such Funding shall be according to the costs described in Attachment A of the DB Metals Joint Venture Agreement. DB Metals shall issuen assign, transfer, and deliver to the Company and the Company shall receive and accept at closing fifty percent (50%) of DB Metals shares issued and outstanding (the “Share Transfer”). Closing shall be on June 30, 2014 after the fulfilment of all the conditions precedent. The Company shall issue to DB Metal´s shareholders 100,000,000 shares of its restricted common stock at a $0.001 per share price, which will be issued to the shareholders of DB Metals at closing.

The business and affairs shall be managed by the Board of Directors of the Company. The Board of Directors shall consist of four (4) persons of which at closing, DB Metals shall be entitled to appoint and maintain in office two (2) directors (the “DB Metals Directors”) and the Company shall be entitled to appoint and maintain in office two (2) directors (“Nano Labs Directors”). At Closing, the Board of Directors of the Company shall approve and ratify the appointment of Eng. Jose Armando Camargo Del Bianco as a director and Chief Technological and Scientific Officer of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Joint venture collaboration agreement dated June 23, 2014 between Nano Labs Corp. and Polec SA de CV.

10.2	Joint venture agreement dated June 16, 2014 between Nano Labs Corp. and DB Metals SA de CV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

Date: June 30, 2014	By:	/s/ Bernardo Camacho Chararria
	Name:	Bernardo Camacho Chararria
	Title:	President/Chief Executive Officer